This document prepared by and                                      EXHIBIT 10.29
after recording return to:

Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower
233 South Wacker Drive
Chicago, IL  60606
Attn:  Patrick G. Moran, Esq.


                         ASSIGNMENT OF LEASES AND RENTS
                         ------------------------------
                            Project Commonly Known As
                              "Scottsdale Quarter"


     THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") made as of the 30th day of November, 2007, is by KIERLAND CROSSING, LLC, a Delaware limited liability company, having an office c/o Glimcher Properties Limited Partnership, 150 East Gay Street, Columbus, Ohio 43215, ("Assignor"), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 127 Public Square, Cleveland, Ohio 44114, as Administrative Agent ("Assignee") on behalf of and for the benefit of the Lenders (as defined in the Loan Agreement), their respective successors and assigns.

                                    RECITALS
                                    --------

     A. On or about the date hereof, Assignor, Assignee and Lenders entered into that certain Construction, Acquisition and Interim Loan Agreement ("Loan Agreement") whereby Lenders agreed to make a secured construction, acquisition and interim loan (the "Loan") available to Assignor in the maximum aggregate amount at any time outstanding not to exceed the sum of Two Hundred Twenty Million and 00/100ths Dollars ($220,000,000.00), to finance the acquisition, development and construction of a 631,816 square foot mixed use/lifestyle center located at 15101 North Scottsdale Road in Scottsdale, Arizona (the "Project"). Phases I and II of the Project are legally described in Exhibit A attached hereto and made a part hereof. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     B. In connection with the Loan, Assignor has executed and delivered one or more promissory notes in favor of Lenders of even date herewith in the aggregate amount of the Loan (as they may be amended, supplemented or replaced, the "Notes"), payment of which is secured by (i) a Deed of Trust made by Assignor in favor of Assignee encumbering Phases I and II of the Project, and (ii) the other Loan Documents.

     C. Assignor is desirous of further securing to Lenders the performance of the terms, covenants and agreements hereof and of the Notes, the Deed of Trust and the Loan Documents.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the making of the Loan evidenced by the Notes by Lenders to Assignor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby irrevocably, absolutely and unconditionally transfer, sell, assign, pledge and convey to Assignee, its successors and assigns, all of the right, title and interest of Assignor in and to:

     (a) any and all leases, licenses, rental agreements and occupancy agreements of whatever form now or hereafter affecting all or any part of the Project and any and all guarantees, extensions, renewals, replacements and modifications thereof (collectively, the "Leases"); and

     (b) all issues, profits, security or other deposits, whether in the form of cash or a letter of credit, revenues, royalties, accounts, rights, benefits and income of every nature of and from the Project, including, without limitation, minimum rents, additional rents, termination payments, bankruptcy claims, forfeited security deposits, amounts drawn under letters of credit provided as security for the obligations of Tenants, damages following default and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to the Project, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that Assignor may have against any Tenant, lessee or licensee under the Leases or against any other occupant of the Project (collectively, the "Rents").

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns.

     IT IS AGREED that, notwithstanding that this instrument is a present, absolute and executed assignment of the Rents and of the Leases and a present, absolute and executed grant of the powers herein granted to Assignee, Assignor is hereby permitted and is hereby granted a license by Assignee, to retain possession of the Leases and to collect and retain the Rents unless and until there shall have occurred and be continuing an "Event of Default" (as defined herein) under the terms of this Assignment or the Loan Agreement that is continuing. Upon the occurrence and continuance of an Event of Default, the aforementioned license granted to Assignor shall automatically terminate without notice to Assignor, and Assignee may thereafter, without taking possession of the Project, take possession of the Leases and collect the Rents. Further, from and after such termination, Assignor shall be the agent of Assignee in collection of the Rents, and any Rents so collected by Assignor shall be held in trust by Assignor for the sole and exclusive benefit of Assignee and Assignor shall, within one (1) Banking Day after receipt of any Rents, pay the same to Assignee to be applied by Assignee as hereinafter set forth. Furthermore, from and after the occurrence and continuance of such Event of Default and termination of the aforementioned license, Assignee shall have the right and authority, without any notice whatsoever to Assignor and without regard to the adequacy of the security therefor, to: (a) make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Project, as particularly set forth in the Deed of Trust; (b) manage and operate the Project, with full power to employ agents to manage the same; (c) demand, collect, receive and sue for the Rents, including those past due and unpaid; and
(d) do all acts relating to such management of the Project, including, but not limited to, negotiation of new Leases, making adjustments of existing Leases, contracting and paying for repairs and replacements to the Improvements and to the fixtures, equipment and personal property located in the Improvements or used in any way in the operation, use and occupancy of the Project as in the sole subjective judgment and discretion of Assignee may be necessary to maintain the same in a tenantable condition, purchasing and paying for such additional furniture and equipment as in the sole subjective judgment of Assignee may be necessary to maintain a proper rental income from the Project, employing necessary managers and other employees, purchasing fuel, providing utilities and paying for all other expenses incurred in the operation of the Project, maintaining adequate insurance coverage over hazards customarily insured against and paying the premiums therefor. Assignee shall apply the Rents received by Assignor from the Project, after deducting the costs of collection thereof, including, without limitation, reasonable attorneys' fees and a management fee for any management agent so employed, against amounts expended for repairs, upkeep, maintenance, service, fuel, utilities, taxes, assessments, insurance premiums and such other expenses as Assignee incurs in connection with the operation of the Project and against interest, principal, required escrow deposits and other sums which have or which may become due, from time to time, under the terms of the Loan Documents, in such order or priority as to any of the items so mentioned as Assignee, in its sole subjective discretion, may determine. The exercise by Assignee of the rights granted Assignee in this paragraph, and the collection of, the Rents and the application thereof as herein provided, shall not be considered a waiver by Assignee of any Event of Default under the Loan Documents or prevent foreclosure of any liens on the Project nor shall such exercise make Assignee liable under any of the Leases, Assignee hereby expressly reserving all of its rights and privileges under the Deed of Trust and the other Loan Documents as fully as though this Assignment had not been entered into.

     Without limiting the rights granted hereinabove, in the event Assignor shall fail to make any payment or to perform any act required under the terms hereof and such failure shall not be cured within any applicable grace or cure period such that an Event of Default shall have occurred and be continuing, then Assignee may, but shall not be obligated to, without prior notice to or demand on Assignor, and without releasing Assignor from any obligation hereof, make or perform the same in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limitation, appearing in and defending any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, performing or discharging any obligation, covenant or agreement of Assignor under any of the Leases, and, in exercising any of such powers, paying all necessary costs and expenses, employing counsel and incurring and paying attorneys' fees. Any sum advanced or paid by Assignee for any such purpose, including, without limitation, attorneys' fees, together with interest thereon at the Default Rate from the date paid or advanced by Assignee until repaid by Assignor, shall immediately be due and payable to Assignee by Assignor on demand and shall be secured by the Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

     IT IS FURTHER AGREED that this Assignment is made upon the following terms, covenants and conditions:

     1. This Assignment shall not operate to place responsibility for the control, care, management or repair of the Project upon Assignee or upon Lenders, or for the performance of any of the terms and conditions of any of the Leases, nor shall it operate to make Assignee or Lenders responsible or liable for any waste committed on the Project by any Tenant or any other party or for any dangerous or defective condition of the Project or for any negligence in the management, upkeep, repair or control of the Project. Neither Assignee nor Lenders shall be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Project or from any other act or omission of Assignee in managing the Project. Assignor shall and does hereby indemnify and hold Assignee and Lenders harmless from and against any and all liability, loss, claim, demand or damage which may or might be incurred by reason of this Assignment, including, without limitation, claims or demands for security deposits from Tenants deposited with Assignor, and from and against any and all claims and demands whatsoever which may be asserted against Assignee or Lenders by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases except to the extent caused solely by the gross negligence or willful misconduct of Assignee or such Lender. Should Assignee or any Lenders incur any liability by reason of this Assignment or in defense of any claim or demand for loss or damage as provided above, the amount thereof, including, without limitation, reasonable costs, expenses and attorneys' fees shall be immediately due and payable to Assignee by Assignor upon demand and shall be secured by the Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes. During the occurrence and continuation of any Event of Default, any amounts incurred by Assignee or any Lender under this Section 1 shall bear interest at the Default Rate from the date paid or incurred by Assignee or such Lender until repaid by Assignor. In the absence of an Event of Default, any amounts incurred by Assignee or any Lender under this
Section 1 shall bear interest from the tenth (10th) Banking Day following the date of demand for payment at the Default Rate.

     2. This Assignment shall not be construed as making Assignee or any of the Lenders a mortgagee in possession.

     3. Assignee is obligated to account to Assignor only for such Rents as are actually collected or received by Assignee.

     4. Assignor hereby further presently and absolutely assigns to Assignee subject to the terms and provisions of this Assignment (including the license granted to Assignor above): (a) any award or other payment which Assignor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving any Tenant under such Leases; and (b) any and all payments made by or on behalf of any Tenant of any part of the Project in lieu of Rent. Following the occurrence and continuance of an Event of Default, Assignor hereby irrevocably appoints Assignee as its attorney-in-fact to appear in any such proceeding and to collect any such award or payment, which power of attorney is coupled with an interest by virtue of this Assignment and is irrevocable so long as any sums are outstanding under the loan evidenced by the Notes. All awards or payments so collected shall be applied to the indebtedness secured hereby in such order as Assignee shall elect.

     5. Assignor represents, warrants and covenants to and for the benefit of Assignee and Lenders: (a) that Assignor now is (or with respect to any Leases not yet in existence, will be immediately upon the execution thereof) the absolute owner of the landlord's interest in the Leases, with full right and title to assign the same and the Rents due or to become due thereunder; (b) that, to the best of its knowledge, other than this Assignment and any assignment to Assignee pursuant to the Deed of Trust there are no outstanding assignments of the Leases or Rents; (c) that, to the best of its knowledge, no Rents have been anticipated, discounted, released, waived, compromised or otherwise discharged except for prepayment of rent of not more than one (1) month prior to the accrual thereof; (d) that, to the best of its knowledge, there are no material defaults now existing under any of the Leases by the landlord or any Tenant, and there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any of the Leases by the landlord or any Tenant, except as disclosed in writing to Assignee; (e) that Assignor has and shall duly and punctually observe and perform all covenants, conditions and agreements in the Leases on the part of the landlord to be observed and performed thereunder and (f) the Leases are in full force and effect and are the valid and binding obligations of Assignor, and, to the knowledge of Assignor, are the valid and binding obligations of each Tenant thereto.

     6. To the extent any Tenant has delivered or shall hereafter deliver a letter of credit to secure the obligations of such Tenant under its Lease, Assignor shall promptly after receipt thereof deliver the original of such letter of credit to Assignee and execute and deliver to Assignee, in the form required by the issuer of such letter of credit, an absolute assignment of its rights as beneficiary under such letter of credit, all of which documents Assignee shall hold as additional security for the obligations of Borrower under the Loan Documents with respect the Loan. Assignor hereby irrevocably authorizes Assignee, after the occurrence and during the continuance of an Event of Default, to present any such absolute assignment to the issuer of such letter of credit and obtain such issuer's acknowledgement that Assignee shall thereafter be the beneficiary thereof. At all times prior to such presentation Assignor shall have the right to modify, amend and otherwise deal with, and if applicable draw upon, such letter of credit as the beneficiary thereof. At the request of Assignor, Assignee shall return to Assignor the original of such letter of credit for such purposes, provided that Assignor shall promptly return such letter of credit to Assignee when such amendment or modification is issued or draw is paid and shall promptly deposit with Assignee as additional security for the Loan the remainder of any proceeds drawn by Assignor thereunder, after application of such proceeds first to satisfy any then-current obligations of such Tenant to Assignor under the terms of the related Lease. Any proceeds so deposited with Assignee shall be held in a segregated pledged account with Assignee and, to the extent an Event of Default has not occurred and is then continuing, shall be invested in a short term interest-bearing account or investment of Assignee, with all interest earned thereon accruing to Assignor.

     7. At any time, Assignee may, at its option, notify any Tenant or other parties of the existence of this Assignment. Assignor does hereby specifically authorize, instruct and direct each and every present and future tenant, lessee and licensee of the whole or any part of the Project to pay all unpaid and future Rents to Assignee upon receipt of demand from Assignee to so pay the same and Assignor hereby agrees that each such present and future Tenant, lessee and licensee may rely upon such written demand from Assignee to so pay said Rents without any inquiry into whether there exists an Event of Default hereunder or under the Loan Agreement or whether Assignee is otherwise entitled to said Rents. Assignor hereby waives any right, claim or demand which Assignor may now or hereafter have against any present or future tenant, lessee or licensee by reason of such payment of Rents to Assignee, and any such payment shall discharge such tenant's, lessee's or licensee's obligation to make such payment to Assignor.

     8. Assignee may take or release any security for the indebtedness evidenced by the Notes, may release any party primarily or secondarily liable for the indebtedness evidenced by the Notes, may grant extensions, renewals or indulgences with respect to the indebtedness evidenced by the Notes and may apply any other security therefor held by it to the satisfaction of any indebtedness evidenced by the Notes without prejudice to any of its rights hereunder.

     9. The acceptance of this Assignment and the collection of the Rents in the event Assignor's license is terminated, as referred to above, shall be without prejudice to Assignee or Lenders. The rights of Assignee hereunder are cumulative and concurrent, may be pursued separately, successively or together and may be exercised as often as occasion therefor shall arise, it being agreed by Assignor that the exercise of any one or more of the rights provided for herein shall not be construed as a waiver of any of the other rights or remedies of Assignee, at law or in equity or otherwise, so long as any obligation under the Loan Documents remains unsatisfied.

     10. All rights of Assignee and Lenders hereunder shall inure to the benefit of their respective successors and assigns, and all obligations of Assignor shall bind its successors and assigns and any subsequent owner of the Project. All rights of Assignee and Lenders in, to and under this Assignment shall pass to and may be exercised by any assignee of such rights of Assignee and Lenders. Assignor hereby agrees that if Assignee gives notice to Assignor of an assignment of said rights, upon such notice the liability of Assignor to such assignee shall be immediate and absolute.

     11. An "Event of Default" hereunder shall occur upon the occurrence of any act or omission constituting an Event of Default under the Loan Agreement.

     12. Failure by Assignee to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by Assignee, and the waiver by Assignee of any default hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion. No collection by Assignee of any Rents pursuant to this Assignment shall constitute or result in a waiver of any default then existing hereunder or under any of the other Loan Documents.

     13. If any provision under this Assignment or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Assignment and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

     14. This Assignment may not be amended, modified or otherwise changed except by a written instrument duly executed by Assignor and Assignee.

     15. This Assignment shall be in full force and effect continuously from the date hereof to and until the payment, discharge, and performance of any and all indebtedness and obligations evidenced by the Notes or secured or guaranteed by any of the Loan Documents, and the release of the Deed of Trust shall, for all purposes, automatically terminate this Assignment and render this Assignment null and void and of no effect whatsoever.

     16. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given and become effective as provided in the Loan Agreement.

     17. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION AND PERFORMANCE OF THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER, THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE LAWS OF CONFLICTS) OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     18. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Assignment identical in form hereto but having attached to it one or more additional signature pages.

     19. In addition to, but not in lieu of, any other rights hereunder, Assignee shall have the right to institute suit and obtain a protective or mandatory injunction against Assignor to prevent a breach or default, or to reinforce the observance, of the agreements, covenants, terms and conditions contained herein, as well as the right to damages occasioned by any breach or default by Assignor.

     20. Assignor hereby covenants and agrees that Assignee shall be entitled to all of the rights, remedies and benefits available by statute, at law, in equity or as a matter of practice for the enforcement and perfection of the intents and purposes hereof. Assignee shall, as a matter of absolute right, be entitled, upon application to a court of applicable jurisdiction, and without notice to Assignor except as required by applicable Law, to the appointment of a receiver to obtain and secure the rights of Assignee hereunder and the benefits intended to be provided to Assignee hereunder.

     22. Each Lender, as defined in the Loan Agreement, is a third party beneficiary of the obligations of Assignor and of the rights and benefits accruing to Assignee hereunder.


                         [Signatures on following page]

     IN WITNESS WHEREOF, Assignor has executed this Assignment under seal as of the day and year first above written.

                           ASSIGNOR:

                           KIERLAND CROSSING, LLC, a Delaware limited liability company

                           By: Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member

                                By: Glimcher Properties Limited Partnership, a Delaware limited partnership

                                     By:  Glimcher Properties Corporation, a
                                          Delaware corporation, its general
                                          partner


                                          By:  /s/ George A. Schmidt
                                             --------------------------------
                                          Name:  George A. Schmidt
                                          Title: Executive Vice President and
                                                 Chief Investment Officer

                                 ACKNOWLEDGMENT
                                 --------------


STATE OF __________________   )
                              )  ss.
COUNTY OF _________________   )


     The foregoing ASSIGNMENT OF LEASES AND RENTS was acknowledged before me this November __, 2007, by George A. Schmidt, the Executive Vice President and Chief Investment Officer of Glimcher Properties Corporation, a Delaware corporation, as general partner of Glimcher Properties Limited Partnership, a Delaware limited partnership, as managing member of Glimcher Kierland Crossing, LLC, a Delaware limited liability company, as managing member of Kierland Crossing, LLC, a Delaware limited liability company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above written.



                                  ----------------------------------------------
                                  Notary Public in and for said County and State

My Commission Expires:


------------------------------

                                    EXHIBIT A
                                    ---------

                                LEGAL DESCRIPTION
                                -----------------


PARCEL 1

A portion of the northwest quarter of Section 11 and the southwest quarter of
Section 2, Township 3 North, Range 4 East of the Gila and Salt River Base and Meridian, Miricopa County, Arizona being described as follows:

COMMENCING at a brass cap in hand hole found at the northwest corner of said
Section 11, also being the point of intersection of the monumented centerlines of Greenway-Hayden Loop and Scottsdale Road, from which a brass cap in hand hole found at the intersection of the monumented centerlines of Scottsdale Road and Butherus Road bears South 01(degrees)08'00" West, of 1100.20 feet;

Thence South 89(degrees)40'34" East, along the monumented centerline of Greenway-Hayden Road, a distance of 65.07 feet to brass cap in hand hole and a point on a non-tangent curve, th radius point of which bears North 00(degrees)19'08" East, 2,000.00 feet;

Thence easterly, along the arc of said curve to the left and said monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degrees)55'21", an arc distance of 590.71 feet;

Thence South 16(degrees)36'13" East, 65.00 feet to a point on a line lying 65.00 feet south of and parallel to said monumented centerline of Greenway-Hayden Loop and the TRUE POINT OF BEGINNING;

Thence continuing South 16(degrees)36'13" East, 40.25 feet to a point of curvature having a radius of 150.00 feet;

Thence southerly along said curve to the right through a central angle of 17(degrees)44'55", an arc distance of 46.47 feet;

Thence South 01(degrees)08'42" West, 1000.15 feet to a point on a line lying
50.00 feet north of and parallel to the monumented centerline of Butherus Road;

Continued...

                             PARCEL 1, Continued...

Thence North 88(degrees)51'18" West, along said line lying 50.00 feet north of and parallel to the monumented centerline of Butherus Road, 594.92 feet to a point of curvature having a radius of 25.00 feet;

Thence northwesterly, along the arc of said curve to the right, through a central angle of 89(degrees)59'18", an arc distance of 39.26 feet to a point on a line lying 65.00 feet east of and parallel to the monumented centerline of Scottsdale Road;

Thence North 01(degrees)08'00" East, along said line lying 65.00 feet east of and parallel to the monumented centerline of Scottsdale Road, 941.49 feet to a point of curvature having a radius of 20.00 feet;

Thence northeasterly, along the arc of said curve to the right, through a central angle of 88(degrees)40'15", an arc distance of 30.95 feet to a point on a line lying 65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop and a point of reverse curvature having a radius of 2,065.00 feet;

Thence easterly, along the arc of said curve to the left and said line lying
65.00 feet south of and parallel to the monumented centerline of Greenway-Hayden Loop, through a central angle of 16(degrees)24'28", an arc distance of 591.35 feet to the TRUE POINT OF BEGINNING.

Containing 14.526 acres, more or less.


                                       -2-